UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 19, 2016

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director.

On July 19, 2016, Karen A. Smith Bogart resigned from the Board of Directors (the “Board”) of Monolithic Power Systems (“MPS”) and all committees thereof, effective immediately. Dr. Smith Bogart’s resignation from the Board is not due to any disagreement with MPS, the Board or management of MPS.

As a result of Dr. Smith Bogart’s resignation, the Board approved the acceleration of vesting of 2,181 shares of her outstanding restricted stock units on July 19, 2016.

(c) Appointment of Chief Financial Officer.

On July 19, 2016, MPS appointed Bernie Blegen as its new chief financial officer, effective immediately.

Mr. Blegen, 58, has served as MPS’ interim chief financial officer since March 2016. From August 2011 to March 2016, Mr. Blegen served as MPS’ corporate controller. Prior to joining MPS, Mr. Blegen held a number of senior finance and executive accounting roles for other publicly traded technology companies, including Xilinx, Inc.

There are no arrangements or understandings between Mr. Blegen and any other person pursuant to which he was appointed as MPS’ chief financial officer. Mr. Blegen has no family relationship with any of MPS’ directors or executive officers. Mr. Blegen does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Pursuant to his employment agreement entered into as of July 19, 2016 (the “Employment Agreement”), Mr. Blegen will receive a base salary of $260,000 per year, which will be reviewed at least annually by the compensation committee of the Board. Mr. Blegen will also be eligible to receive equity awards under MPS’ equity plan and a target annual bonus, which will be earned based upon achievement of individual and company performance goals.

The Employment Agreement provides that if MPS terminates Mr. Blegen’s employment without cause or Mr. Blegen resigns from MPS for good reason, then MPS will continue to pay Mr. Blegen’s base salary, target annual bonus and COBRA premiums under MPS’ eligible group health plans for a period of six months after his termination in accordance with MPS’ normal payroll practices. Mr. Blegen will also receive six months of accelerated vesting with respect to any of his then-outstanding equity grants, effective on his date of termination.

However, if MPS terminates Mr. Blegen’s employment without cause or Mr. Blegen resigns from MPS for good reason within one year following a change of control of MPS, then MPS will continue to pay Mr. Blegen’s base salary target annual bonus and COBRA premiums under MPS’ eligible group health plans for a period of one year after his termination in accordance with MPS’ normal payroll practices. In addition, the vesting of Mr. Blegen’s then-outstanding equity grants will accelerate in full, effective on his date of termination, and, to the extent applicable, Mr. Blegen will be permitted to exercise any equity award until the earlier of ten years from the date of grant or the expiration of such equity award.

The description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

In accordance with MPS’ customary practice, MPS will enter into its standard form of indemnification agreement with Mr. Blegen.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No. 10.1	Description Employment Agreement, effective as of July 19, 2016, between Monolithic Power Systems, Inc. and Bernie Blegen.
99.1	Press release dated July 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MONOLITHIC POWER SYSTEMS, INC.

Date: July 22, 2016	By:	/s/ Saria Tseng
Saria Tseng
Vice President, General Counsel

EXHIBIT INDEX

Exhibit No. 10.1	Description Employment Agreement, effective as of July 19, 2016, between Monolithic Power Systems, Inc. and Bernie Blegen.
99.1	Press release dated July 22, 2016.